CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report on the financial statements and financial statement schedules of First MetLife Investors Insurance Company (the “Company”) for the year ended December 31, 2015, dated April 11, 2016 (which report expresses an unqualified opinion on the financial statements and the related schedules and includes an explanatory paragraph regarding the Company being a member of a controlled group of affiliated companies such that its results may not be indicative of those of a stand-alone entity as described in Note 1, and dated October 14, 2016, with respect to the segment information disclosed within the Notes to the financial statements, Note 14, and Financial Statement Schedules I, III, & IV), appearing in the Company’s Registration Statement on Form 10, as amended by Amendment No. 3, and to the reference to us as Experts under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 3, 2017